UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2014 (January 30, 2014)

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 30, 2014, Monarch Community Bancorp, Inc. issued a news release to report its financial results for the quarter ended December 31, 2013. The release is furnished as Exhibit 99.1 hereto.

On January 31, 2014, Monarch Community Bancorp, Inc. issued a news release to correct an inadvertent error in the Monarch Community Bancorp, Inc. Condensed Statement of Income (Unaudited) for the years ending December 31, 2013 and 2012 table included in the release. In the table, the Basic and Diluted Earnings Per Share for the year ended December 31, 2012 is reported as $(0.37) per share. The $(0.37) per share does not reflect Monarch’s one for five reverse stock split which was effective May 28, 2013. As was reported in the body of the release, the correct Basic and Diluted Earnings Per Share for the year ended December 31, 2012 (after giving effect to the reverse split) should be reported as $(1.85) per share. The release is furnished as Exhibit 99.2 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number

99.1	Press Release, dated January 30, 2014 issued by Monarch Community Bancorp, Inc.

99.2	Press Release, dated January 31, 2014 issued by Monarch Community Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: January 31, 2014	/s/ Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 30, 2014 issued by Monarch Community Bancorp, Inc.

99.2	Press Release, dated January 31, 2014 issued by Monarch Community Bancorp, Inc.